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                                                                     EXHIBIT 4.1



                 [LOGO OF EAGLE WITH OLIVE BRANCH APPEARS HERE]


                           INCORPORATED UNDER THE LAWS
                              OF THE STATE OF TEXAS



[CERTIFICATE NUMBER                                                    PAR VALUE
   APPEARS HERE]                                                  $.01 PER SHARE


                             Internet America, Inc.
      The Corporation is authorized to issue 40,000,000 Common Shares $.01
                            Par Value, of one class



THIS CERTIFIES THAT _________________________________ IS THE OWNER OF __________
Fully Paid and Non-Assessable Shares of the Common Stock of INTERNET AMERICA, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. WITNESS, the seal of the Corporation and the signatures of its duly authorized officers. DATED


                       [SEAL OF THE COMPANY APPEARS HERE]

________________________________             ___________________________________
Secretary                                    President

Please insert social security or other identifying number of assignee _____________________ For value received ___________________________ hereby sell, assign and transfer unto ________________________________________________
Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________ Attorney to transfer the said Shares on the books of the within named corporation with full power of substitution in the premises.

Dated _______________ 19_____
In the presence of                    __________________________________________
________________________________

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NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

A STATEMENT DENYING PREEMPTIVE RIGHTS OF SHAREHOLDERS IS SET FORTH IN THE ARTICLES OF INCORPORATION ON FILE IN THE OFFICE OF THE SECRETARY OF STATE. THE CORPORATION WILL FURNISH A COPY OF SUCH STATEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

THE CORPORATION IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS AND TO ISSUE PREFERRED SHARES IN SERIES. A STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED BY THE CORPORATION, THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES OF THE SHARES OF EACH SERIES OF PREFERRED SHARES TO THE EXTENT THEY HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS OF THE CORPORATION TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCE OF ANY SERIES OF PREFERRED SHARES IS SET FORTH IN THE ARTICLES OF INCORPORATION OF THE CORPORATION ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF TEXAS. THE CORPORATION WILL FURNISH A COPY OF SUCH STATEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.